Boston Private Financial Holdings, Inc. Reports Fourth Quarter and Full Year 2018 Results

Fourth Quarter 2018 Highlights include:

•	GAAP Net income was $33.3 million, or $0.42 per diluted share, and operating net income was $19.6 million or $0.26 per diluted share

•	Return on average common equity was 17.9%; operating return on average common equity was 10.5%

•	Return on average tangible common equity was 20.5%; operating return on average tangible common equity was 12.2%

•	Average total deposits were $6.9 billion, a 7% increase year-over-year

•	Average total loans were $6.8 billion, a 6% increase year-over-year

•	Total assets under management/advisory (“AUM”) were $15.9 billion and total net flows were negative $143 million

Notable Items impacting Fourth Quarter 2018 results ("Notable Items"):

•	$18.1 million gain on sale and $3.2 million tax expense related to the divestiture of Bingham, Osborn & Scarborough, LLC ("BOS")

•	$1.6 million net restructuring expense related to personnel and technology efficiencies

Full Year 2018 Highlights include:

•	GAAP Net income was $80.4 million, or $0.92 per diluted share, and operating net income was $84.2 million or $0.97 per diluted share

•	Returned $62.4 million of capital to common shareholders through dividends and share repurchases

•	Tangible book value per share increased 15% year-over-year to $8.18 and Tier 1 common equity ratio increased to 11.4%
Boston, MA - January 30, 2019 - Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) (the “Company” or “BPFH”) today reported fourth quarter 2018 GAAP Net income/ (loss) attributable to the Company of $33.3 million, compared to $18.0 million for the third quarter of 2018 and ($18.3) million for the fourth quarter of 2017. Fourth quarter 2018 Diluted earnings/ (loss) per share were $0.42, compared to $0.20 in the third quarter of 2018 and ($0.24) in the fourth quarter of 2017.

Summary Financial Results - Reported
				% Change
($ in millions, except for per share data)	4Q18	3Q18	4Q17	LQ	Y/Y
Net income/ (loss)	$33.3	$18.0	$(18.3)	85%	nm
Diluted earnings/ (loss) per share	$0.42	$0.20	$(0.24)	nm	nm

Non-GAAP Financial Measures:
Pre-tax, pre-provision income	$42.3	$23.4	$2.5	81%	nm
Return on average common equity ("ROACE")	17.9%	9.7%	(9.9)%
Return on average tangible common equity ("ROATCE")	20.5%	11.4%	(11.9)%
nm = not meaningful
The Company's reported financial results increased linked quarter primarily as a result of the gain on sale related to the divestiture of BOS. Additional factors driving the year-over-year increase include impairment of goodwill related to the divestiture of Anchor Capital Advisors, LLC ("Anchor") and income tax expense related to the Tax Cuts and Jobs Act, each during the fourth quarter of 2017.

In addition to presenting the Company’s results in conformity with GAAP, the Company uses certain non-GAAP financial measures to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector. For additional information on non-GAAP financial measures, see page 7. A full reconciliation of GAAP to non-GAAP results can be found in the footnotes beginning on page 18.

Summary Financial Results - Operating Basis (non-GAAP)
				% Change
($ in millions, except for per share data)	4Q18[1]	3Q18[2]	4Q17[3]	LQ	Y/Y
Net income	$19.6	$22.5	$20.6	(13)%	(5)%
Diluted earnings per share	$0.26	$0.25	$0.22	4%	20%

Pre-tax, pre-provision income	$25.8	$29.2	$29.0	(12)%	(11)%
Return on average common equity	10.5%	12.1%	10.2%
Return on average tangible common equity	12.2%	14.2%	13.4%
[1] 4Q18 results adjusted to exclude the net after-tax impact of $18.1 million gain on sale and $3.2 million tax expense related to the divestiture of Bingham, Osborn, & Scarborough, LLC and $1.6 million restructuring expense
[2] 3Q18 results adjusted to exclude the net after-tax impact of $5.8 million restructuring expense
[3] 4Q17 results adjusted to exclude the net after-tax impact of $1.3 million loss on sale, $0.4 million legal expense, and $24.9 million goodwill impairment expense related to the divestiture of Anchor and $12.9 million tax expense related to the Tax Cuts and Jobs Act

"Our Fourth Quarter and Full Year 2018 financial results reflect the successful divestiture of two affiliates," said Anthony DeChellis, CEO of Boston Private. "These transactions enabled the return of capital to shareholders during 2018 in the form of the completion of our $20 million share repurchase program."
"At the same time, we have additional capital to be used for the expansion of our Wealth Management, Trust, and Commercial and Private Banking businesses. My review of Boston Private's market positioning is well underway, and I look forward to sharing details about our vision to improve the Company's scale, efficiency, and productivity early in the second quarter of 2019."

Divested Affiliates
The Company completed the sale of Anchor and BOS (together, "Divested Affiliates") during 2018. Financial results from Divested Affiliates remain consolidated in the Company's financial results through the closing dates of the divestitures. The Anchor divestiture announcement date was December 20, 2017, resulting in impairment of goodwill during fourth quarter 2017 results, and the closing date was April 13, 2018. The BOS announcement date was October 17, 2018, and the closing date was December 3, 2018.
For presentation purposes, Divested Affiliates' AUM are excluded from AUM amounts, but are included in the calculation of Core fees and income. The discussion below includes non-GAAP measures that exclude the contributions from these affiliates in order to enhance comparability of trends in the core business.

Net Interest Income and Margin (non-GAAP, except for Net Interest Income)
				% Change
($ in millions)	4Q18	3Q18	4Q17	LQ	Y/Y
Net interest income	$60.0	$59.6	$57.3	1%	5%
Less: Interest recovered on previous nonaccrual loans	1.0	1.0	0.4	—%	nm
Core net interest income, non-FTE basis	59.0	58.7	56.8	1%	4%
Add: FTE adjustment	0.6	0.6	2.9	—%	(79)%
Core net interest income, FTE basis	59.6	59.2	59.7	1%	—%

Net interest margin (FTE basis)	2.96%	2.93%	3.04%
Core net interest margin (FTE basis)	2.92%	2.88%	3.02%
Core net interest margin (non-FTE basis)	2.90%	2.85%	2.87%
FTE = Fully Taxable Equivalent
Net interest income for the fourth quarter of 2018 was $60.0 million, an increase of 1% linked quarter and 5% year-over-year. The year-over-year increase was primarily driven by higher yields on interest-earning assets and higher asset volumes, partially offset by higher funding costs. Core net interest income, non-FTE basis, which excludes interest recovered on previous nonaccrual loans, increased 1% linked quarter and 4% year-over-year.
The Company’s Core net interest margin (FTE basis) increased 4 basis points on a linked quarter basis to 2.92%, primarily driven by linked quarter deposit inflows that funded repayment of borrowings, the positive impact of higher asset yields, and lower levels of cash and investments as a percentage of interest-earning assets. The year-over-year decline was primarily driven by a lower tax benefit on tax-exempt income as a result of the Tax Cuts and Jobs Act.

Noninterest Income
				% Change
($ in millions)	4Q18	3Q18	4Q17	LQ	Y/Y
Investment management fees	$2.8	$3.2	$12.3	(13)%	(77)%
Wealth advisory fees	12.1	14.0	13.5	(13)%	(10)%
Wealth management and trust fees	11.7	11.5	11.8	1%	(1)%
Private banking fees[4]	2.1	2.8	2.6	(27)%	(21)%
Total core fees and income	$28.7	$31.6	$40.2	(9)%	(29)%
Total other income	17.2	0.7	(1.0)	nm	nm
Total noninterest income	$45.8	$32.3	$39.2	42%	17%

Memo: Excluding Notable Items and Divested Affiliates
Investment management fees (non-GAAP) [5]	2.8	3.2	3.9	(13)%	(27)%
Wealth advisory fees (non-GAAP) [6]	8.3	8.1	7.8	2%	6%
Total core fees and income (non-GAAP) 5 6	$24.9	$25.7	$26.0	(3)%	(4)%
Total other income (non-GAAP) [7]	(1.0)	0.7	0.3	nm	nm
Total noninterest income (non-GAAP) 5 6	$23.9	$26.4	$26.3	(10)%	(9)%
[4] Private banking fees includes Other banking fee income and Gain/ (loss) on sale of loans, net
[5] Excludes Anchor revenue of $8.4 million in 4Q17
[6] Excludes BOS revenue of $3.9 million in 4Q18, $5.9 million in 3Q18, and $5.8 million in 4Q17
[7] Excludes$18.1 million gain on sale in 4Q18 and $1.3 million loss on sale in 4Q17

Total core fees and income for the fourth quarter of 2018 was $28.7 million, a decline of 9% linked quarter and 29% year-over-year primarily driven by the divestitures of Anchor and BOS. Notable Items impacting Total other income include an $18.1 million gain on sale related to BOS in the fourth quarter of 2018 and a $1.3 million loss on sale related to Anchor in the fourth quarter of 2017.
Excluding Notable Items and Divested Affiliates, Total core fees and income decreased 4% year-over-year primarily driven by the absence of Investment management performance fees in the fourth quarter of 2018, partially offset by increased Wealth advisory fees. Performance fees in the fourth quarter of 2017 were $0.9 million.

During the fourth quarter of 2018, the securities in a rabbi trust, related to the Company's Deferred Compensation Plan, declined in value, which was recorded as $0.8 million of negative revenue in Total other income (Noninterest Income). This had a net zero impact to overall earnings because it had an equal and offsetting reduction in Salaries and employee benefits expense (Operating Expenses).

Assets Under Management / Advisory
				% Change
($ in millions)	4Q18	3Q18	4Q17	LQ	Y/Y
Wealth Management and Trust	$7,602	$8,335	$7,865	(9)%	(3)%
Affiliate Partners [8]	8,319	9,388	8,920	(11)%	(7)%
Total assets under management / advisory [9]	$15,921	$17,723	$16,785	(10)%	(5)%
Total net flows [9]	$(143)	$260	$70
[8] Segment includes Dalton, Greiner, Hartman, Maher & Co., LLC and KLS Professional Advisors Group, LLC ("KLS") [9] Excludes Anchor and BOS
Total assets under management / advisory, were $15.9 billion at the end of the fourth quarter of 2018, a decrease of 10% linked quarter and 5% year-over-year. The linked quarter decrease was primarily driven by negative market action and negative net flows, while the year-over-year decrease was primarily driven by negative market action, partially offset by positive net flows.
Net flows in the Wealth Management & Trust segment during the fourth quarter of 2018 were negative $79 million driven by elevated current client outflows, partially offset by $194 million of new business and low client attrition.

Operating Expense
				% Change
($ in millions)	4Q18	3Q18	4Q17	LQ	Y/Y
Salaries and employee benefits	$36.0	$38.9	$44.6	(8)%	(19)%
Occupancy and equipment	8.0	8.2	7.8	(2)%	3%
Professional services	4.2	2.9	4.0	47%	5%
Marketing and business development	2.3	1.7	1.9	33%	19%
Information systems	6.3	6.2	5.6	1%	12%
Amortization of intangibles	0.7	0.8	1.3	(9)%	(49)%
Impairment of goodwill	—	—	24.9	nm	nm
FDIC insurance	0.7	0.7	0.7	10%	9%
Restructuring	2.1	5.8	—	(64)%	nm
Other	3.3	3.4	3.1	(4)%	5%
Total operating expense	$63.6	$68.6	$94.0	(7)%	(32)%

Memo: Excluding Notable Items and Divested Affiliates
Notable items related to Anchor Divestiture [10]	—	—	25.3	nm	nm
Information systems [11]	(0.4)	—	—	nm	nm
Restructuring	2.1	5.8	—	(64)%	nm
Divested Affiliates operating expense	2.8	4.0	10.0	(30)%	(72)%
Total operating expense (non-GAAP)	$59.1	$58.8	$58.7	1%	1%
[10] Includes $24.9 million of Impairment of goodwill and $0.4 million of legal expense
[11] $0.4 million of Information services expense was reclassified to Restructuring expense in conjunction with the Company's formal restructuring plan announced in 4Q18

Total operating expense decreased 7% linked quarter primarily driven by lower restructuring expense, while decreasing 32% year-over-year, primarily driven by impairment of goodwill related to the divestiture of Anchor during the fourth quarter of 2017.

Excluding Notable Items and Divested Affiliates, Total operating expense for the fourth quarter of 2018 was $59.1 million, up 1% linked quarter and year-over-year. Year-over-year, compensation declined as a result of efficiency initiatives and the previously mentioned $0.8 million expense reversal related to the liability for the Company's Deferred Compensation Plan, partially offset by information technology investments.

Income Tax Expense

The Company's Income tax expense for the fourth quarter of 2018 includes $3.2 million of expense related to the divestiture of BOS. Excluding Notable Items, the Company's effective tax rate for the fourth quarter of 2018 was 22.7%.

Loans and Deposits - QTD Averages
				% Change
($ in millions)	4Q18	3Q18	4Q17	LQ	Y/Y
Commercial and industrial	$1,027	$999	$962	3%	7%
Commercial real estate	2,402	2,475	2,370	(3)%	1%
Construction and land	209	179	131	17%	60%
Residential	2,907	2,837	2,650	2%	10%
Home equity	94	94	105	—%	(11)%
Other consumer	141	163	178	(14)%	(21)%
Total loans	$6,781	$6,747	$6,396	—%	6%

Non-interest bearing deposits	2,092	2,064	1,895	1%	10%
Interest bearing deposits	4,826	4,668	4,550	3%	6%
Total deposits	$6,918	$6,732	$6,445	3%	7%

Non-interest bearing deposits as a % of Total deposits	30%	31%	29%
Average total loans in the fourth quarter of 2018 increased 6% year-over-year primarily driven by increases in Residential loans in all geographic markets. Construction and land loans increased year-over-year and linked quarter primarily as a result of funding tax-exempt industrial revenue bonds associated with affordable housing projects.
Average total deposits increased 7% year-over-year, primarily driven by growth in money market accounts, demand deposit accounts and certificates of deposits, partially offset by net declines in savings and NOW accounts. The cost of total deposits, including DDA, was 0.77%, an increase of 9 basis points linked quarter and 40 basis points year-over-year.

Provision and Asset Quality

($ in millions)	4Q18	3Q18	2Q18	1Q18	4Q17
Provision/ (credit) for loan loss	$0.1	$(0.9)	$0.5	$(1.8)	$(0.9)
Total criticized loans	146.6	134.7	114.4	124.1	154.8
Total nonaccrual loans	14.1	12.1	15.7	16.4	14.3
Total loans 30-89 days past due and accruing	22.3	11.6	5.0	20.4	25.0
Total net loans (charged-off)/ recovered	1.7	1.0	0.1	—	0.8

Ratios:
Allowance for loan losses as a % of Total loans	1.09%	1.09%	1.09%	1.10%	1.15%
Nonaccrual loans as a % of Total loans	0.20%	0.18%	0.23%	0.25%	0.22%

The Company recorded a provision expense of $0.1 million for the fourth quarter of 2018, compared to credits of $0.9 million for the third quarter of 2018 and the fourth quarter of 2017. The provision expense in the fourth quarter of 2018 was primarily driven by loan growth and an increase in criticized loans, offset by net loan recoveries.
Total criticized loans as of December 31, 2018 was $146.6 million, an increase of 9% linked quarter and a decrease of 5% year-over-year. The $12.0 million linked quarter increase was driven by the downgrade of certain C&I and commercial real estate relationships in New England.
Total nonaccrual loans as of December 31, 2018 was $14.1 million, or 20 basis points of total loans, compared to $12.1 million, or 18 basis points as of September 30, 2018, and $14.3 million, or 22 basis points as of December 31, 2017.

Capital
	4Q18	3Q18	2Q18	1Q18	4Q17
Tangible common equity/ Tangible assets [12]	8.1%	7.8%	7.5%	7.4%	7.3%
Tangible book value per share [12]	$8.18	$7.67	$7.62	$7.17	$7.12

Regulatory Capital Ratios: [13]
Tier 1 common equity	11.4%	11.1%	10.9%	10.4%	10.3%
Total risk-based capital	14.3%	14.1%	13.8%	14.2%	14.1%
Tier 1 risk-based capital	13.0%	12.8%	12.6%	12.9%	12.9%
Tier 1 leverage capital	9.5%	9.2%	9.2%	9.4%	9.3%

Common Equity Repurchase Program:
Total shares of common stock repurchased	1,505,521	137,144	—	—	—
Average price paid per share of common stock	$12.02	$13.89	—	—	—
Aggregate repurchases of common equity ($ in millions)	$18.1	$1.9	—	—	—
[12] See footnote 6 for a GAAP to non-GAAP reconciliation. [13] Current quarter information is presented based on estimated data.
Tangible book value per share as of December 31, 2018 increased 7% linked quarter and 15% year-over-year to $8.18. The increase of Tangible book value per share from December 31, 2017 to December 31, 2018 was primarily driven by the divestitures of Anchor and BOS and increased retained earnings, partially offset by common share repurchases and lower Accumulated Other Comprehensive Income.

EPS Calculation
For calculation of income for EPS, fourth quarter 2018 Net income attributable to the common shareholders benefited by $2.7 million, or $0.03 per share, related to the changes in value of Redeemable noncontrolling interests ("RNCI").

Dividend Payments
Concurrent with the release of fourth quarter 2018 earnings, the Board of Directors of the Company declared a cash dividend payable to common shareholders of $0.12 per share. The record date for this dividend is February 8, 2019, and the payment date is February 22, 2019.
Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.
These non-GAAP financial measures include tangible book value per share; the TCE/TA ratio; return on average common equity; return on average tangible common equity; pre-tax, pre-provision income; total operating expense excluding intangibles, goodwill impairment, and restructuring, if any; the efficiency ratio (FTE basis); the efficiency ratio (FTE basis) excluding amortization of intangibles, goodwill impairment, and restructuring, if any; net interest income and net interest margin excluding interest recovered on previous nonaccrual loans, also referred to as core net interest margin; net income attributable to the Company excluding notable items; net income attributable to the common shareholders, treasury stock method, excluding notable items (non-GAAP); diluted earnings per share excluding notable items; operating basis total revenue; operating basis total operating expenses; operating basis pre-tax, pre-provision income; operating basis income before income taxes; operating basis income tax expense; operating basis net income/ (loss) attributable to the Company; operating basis net income/ (loss) attributable to the Common Shareholders; operating basis weighted average diluted shares outstanding; operating basis diluted total earnings/ (loss) per share; operating basis return on average common equity; operating basis return on average tangible common equity; and operating basis effective tax rate.
A detailed reconciliation table of the Company’s GAAP to non-GAAP measures is included in the footnotes of the attached financial statements.
Conference Call
Management will hold a conference call at 8:00 a.m. Eastern Time on Thursday, January 31, 2019, to discuss the financial results, business highlights and outlook. To access the call:
Dial In #: (888) 317-6003
Elite Entry Number: 7238859

Replay Information:
Available from January 31, 2019 at 12:00 p.m Eastern Time until February 7, 2019
Dial In #: (877) 344-7529
Conference Number: 10127383
The call will be simultaneously webcast and may be accessed on www.bostonprivate.com

Boston Private Financial Holdings, Inc.
Boston Private Financial Holdings, Inc. is a national financial services organization that owns Wealth Management, Trust, and Commercial and Private Banking affiliates with offices in Boston, New York, Los Angeles, San Francisco, San Jose, and Florida. The Company has total assets of greater than $8 billion, and manages over $15 billion of client assets.
The Company’s affiliates serve the high net worth marketplace with high quality products and services of unique appeal to private clients. The Company also provides strategic oversight and access to resources, both financial and intellectual, to support affiliate management, marketing, compliance and legal activities. (NASDAQ: BPFH)
For more information about BPFH, visit the Company’s website at www.bostonprivate.com.
Forward-Looking Statements
Certain statements in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements include, among others, statements regarding our strategy, evaluations of future interest rate trends and liquidity, prospects for growth in assets, and prospects for overall results over the long term. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s private banking, investment management, wealth advisory, and trust activities; changes in interest rates; competitive pressures from other financial institutions; the effects of weakness in general economic conditions on a national basis or in the local markets in which the Company operates; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; the risk that the Company’s deferred tax asset may not be realized; risks related to the identification and implementation of acquisitions, dispositions and restructurings; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K and updated by the Company’s Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.
Note to Editors:
Boston Private Financial Holdings, Inc. is not to be confused with Boston Private Bank & Trust Company. Boston Private Bank & Trust Company is a wholly-owned subsidiary of BPFH. The information reported in this press release is related to the performance and results of BPFH.
###
CONTACT:
Adam Bromley
(617) 912-4386
abromley@bostonprivate.com

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
	(In thousands, except share and per share data)
Assets:
Cash and cash equivalents	$127,259	$92,634	$364,539	$77,085	$120,541
Investment securities available-for-sale	1,008,293	1,063,340	1,076,967	1,118,497	1,170,328
Investment securities held-to-maturity	70,438	75,468	78,955	70,809	74,576
Stock in Federal Home Loan Bank and Federal Reserve Bank	49,263	48,727	70,127	54,455	59,973
Loans held for sale	2,812	3,344	4,622	3,918	4,697
Total loans	6,893,158	6,720,420	6,767,123	6,602,327	6,505,028
Less: Allowance for loan losses	75,312	73,500	73,464	72,898	74,742
Net loans	6,817,846	6,646,920	6,693,659	6,529,429	6,430,286
Other real estate owned (“OREO”)	401	108	108	—	—
Premises and equipment, net	45,412	47,399	46,421	43,627	37,640
Goodwill (1)	57,607	75,598	75,598	75,598	75,598
Intangible assets, net (1)	12,227	13,834	14,584	15,334	16,083
Fees receivable	5,101	10,445	10,405	10,640	11,154
Accrued interest receivable	24,366	24,641	23,732	22,614	22,322
Deferred income taxes, net	26,638	27,833	26,316	32,058	29,031
Other assets (1)	246,962	245,549	230,170	264,295	259,515
Total assets	$8,494,625	$8,375,840	$8,716,203	$8,318,359	$8,311,744
Liabilities:
Deposits	$6,781,170	$6,768,723	$6,620,179	$6,584,322	$6,510,246
Securities sold under agreements to repurchase	36,928	39,453	58,824	85,257	32,169
Federal funds purchased	250,000	120,000	—	—	30,000
Federal Home Loan Bank borrowings	420,144	441,836	1,056,938	611,588	693,681
Junior subordinated debentures	106,363	106,363	106,363	106,363	106,363
Other liabilities (1)	143,540	149,770	129,175	125,004	135,880
Total liabilities	7,738,145	7,626,145	7,971,479	7,512,534	7,508,339
Redeemable noncontrolling interests (“RNCI”)	2,526	11,686	10,747	16,322	17,461
Shareholders’ equity:
Preferred stock, $1.00 par value; authorized: 2,000,000 shares	—	—	—	47,753	47,753
Common stock, $1.00 par value; authorized: 170,000,000 shares	83,656	84,603	84,479	84,194	84,208
Additional paid-in capital	600,196	614,157	613,918	612,526	607,929
Retained earnings	87,821	64,618	56,912	61,518	49,526
Accumulated other comprehensive income/ (loss)	(17,719)	(27,578)	(23,328)	(21,313)	(8,658)
Total Company’s shareholders’ equity	753,954	735,800	731,981	784,678	780,758
Noncontrolling interests	—	2,209	1,996	4,825	5,186
Total shareholders’ equity	753,954	738,009	733,977	789,503	785,944
Total liabilities, redeemable noncontrolling interests and shareholders’ equity	$8,494,625	$8,375,840	$8,716,203	$8,318,359	$8,311,744

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	Three Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Interest and dividend income:	(In thousands, except share and per share data)
Loans	$69,294	$68,254	$64,048	$60,929	$59,496
Taxable investment securities	1,486	1,510	1,501	1,510	1,562
Non-taxable investment securities	1,833	1,779	1,752	1,730	1,697
Mortgage-backed securities	2,923	2,941	3,049	3,178	3,125
Short-term investments and other	1,356	1,617	1,205	1,009	978
Total interest and dividend income	76,892	76,101	71,555	68,356	66,858
Interest expense:
Deposits	13,470	11,487	8,365	6,524	6,048
Federal Home Loan Bank borrowings	2,119	3,877	4,447	3,344	2,626
Junior subordinated debentures	1,043	1,028	1,008	846	771
Repurchase agreements and other short-term borrowings	263	68	190	259	141
Total interest expense	16,895	16,460	14,010	10,973	9,586
Net interest income	59,997	59,641	57,545	57,383	57,272
Provision/ (credit) for loan losses	93	(949)	453	(1,795)	(942)
Net interest income after provision/ (credit) for loan losses	59,904	60,590	57,092	59,178	58,214
Fees and other income:
Investment management fees	2,831	3,245	4,227	11,425	12,321
Wealth advisory fees	12,111	13,995	13,693	13,512	13,496
Wealth management and trust fees	11,677	11,510	11,169	12,151	11,756
Other banking fee income	2,033	2,775	2,745	2,273	2,531
Gain on sale of loans, net	39	67	63	74	85
Total core fees and income	28,691	31,592	31,897	39,435	40,189
Gain/ (loss) on sale of investments, net	(596)	—	7	(24)	(110)
Gain/ (loss) on sale of affiliates	18,142	—	—	—	(1,264)
Other	(392)	722	191	332	360
Total other income	17,154	722	198	308	(1,014)
Total revenue (2)	105,842	91,955	89,640	97,126	96,447
Operating expense:
Salaries and employee benefits	36,007	38,944	39,433	47,084	44,612
Occupancy and equipment	7,975	8,164	8,229	7,748	7,753
Professional services	4,229	2,877	2,872	3,177	4,035
Marketing and business development	2,275	1,710	2,070	1,593	1,919
Information systems	6,296	6,233	6,770	5,886	5,635
Amortization of intangibles	680	750	749	750	1,323
Impairment of goodwill	—	—	—	—	24,901
FDIC insurance	739	674	708	744	677
Restructuring	2,065	5,763	—	—	—
Other	3,291	3,442	3,553	3,875	3,134
Total operating expense	63,557	68,557	64,384	70,857	93,989
Income before income taxes	42,192	24,347	24,803	28,064	3,400
Income tax expense	8,651	5,461	17,399	6,026	21,391
Net income/ (loss) from continuing operations	33,541	18,886	7,404	22,038	(17,991)
Net income/ (loss) from discontinued operations (3)	306	—	(2)	1,698	989
Net income/ (loss) before attribution to noncontrolling interests	33,847	18,886	7,402	23,736	(17,002)
Less: Net income attributable to noncontrolling interests	545	924	968	1,050	1,278
Net income/ (loss) attributable to the Company	$33,302	$17,962	$6,434	$22,686	$(18,280)

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	Year Ended
	December 31, 2018	December 31, 2017
Interest and dividend income:	(In thousands, except share and per share data)
Loans	$262,525	$228,964
Taxable investment securities	6,007	6,393
Non-taxable investment securities	7,094	6,622
Mortgage-backed securities	12,091	13,391
Short-term investments and other	5,187	3,325
Total interest and dividend income	292,904	258,695
Interest expense:
Deposits	39,846	20,884
Federal Home Loan Bank borrowings	13,787	9,883
Junior subordinated debentures	3,925	2,919
Repurchase agreements and other short-term borrowings	780	323
Total interest expense	58,338	34,009
Net interest income	234,566	224,686
Provision/ (credit) for loan losses	(2,198)	(7,669)
Net interest income after provision/ (credit) for loan losses	236,764	232,355
Fees and other income:
Investment management fees	21,728	45,515
Wealth advisory fees	53,311	52,559
Wealth management and trust fees	46,507	45,362
Other banking fee income	9,826	8,915
Gain on sale of loans, net	243	451
Total core fees and income	131,615	152,802
Gain/ (loss) on sale of investments, net	(613)	376
Gain/ (loss) on OREO, net	—	(46)
Gain/ (loss) on sale of affiliates	18,142	(1,264)
Other	853	2,098
Total other income	18,382	1,164
Total revenue (2)	384,563	378,652
Operating expense:
Salaries and employee benefits	161,468	178,501
Occupancy and equipment	32,116	30,165
Professional services	13,155	13,763
Marketing and business development	7,648	7,766
Information systems	25,185	21,796
Amortization of intangibles	2,929	5,601
Impairment of goodwill	—	24,901
FDIC insurance	2,865	2,969
Restructuring	7,828	—
Other	14,161	14,474
Total operating expense	267,355	299,936
Income before income taxes	119,406	86,385
Income tax expense	37,537	46,196
Net income from continuing operations	81,869	40,189
Net income from discontinued operations (3)	2,002	4,870
Net income before attribution to noncontrolling interests	83,871	45,059
Less: Net income attributable to noncontrolling interests	3,487	4,468
Net income attributable to the Company	$80,384	$40,591

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	Three Months Ended
PER SHARE DATA:	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
	(In thousands, except share and per share data)
Calculation of income for EPS:
Net income/ (loss) attributable to the Company	$33,302	$17,962	$6,434	$22,686	$(18,280)
Adjustments to Net income/ (loss) attributable to the Company to arrive at Net income/ (loss) attributable to common shareholders, treasury stock method (4)	2,694	(829)	(3,524)	(23)	(1,998)
Net income/ (loss) attributable to the common shareholders, treasury stock method	$35,996	$17,133	$2,910	$22,663	$(20,278)

End of period common shares outstanding	83,655,651	84,602,519	84,478,858	84,194,267	84,208,538

Weighted average shares outstanding:
Weighted average basic shares outstanding	83,750,785	84,017,284	83,509,115	83,097,758	82,904,776
Weighted average diluted shares outstanding (5)	84,863,779	85,498,568	85,413,575	85,271,650	82,904,776

Diluted total earnings/ (loss) per share	$0.42	$0.20	$0.03	$0.27	$(0.24)

	Year Ended
PER SHARE DATA:	December 31, 2018	December 31, 2017
	(In thousands, except share and per share data)
Calculation of income for EPS:
Net income attributable to the Company	$80,384	$40,591
Adjustments to Net income attributable to the Company to arrive at Net income attributable to common shareholders, treasury stock method (4)	(1,682)	(4,887)
Net income attributable to the common shareholders, treasury stock method	$78,702	$35,704

Weighted average shares outstanding:
Weighted average basic shares outstanding	83,596,685	82,430,633
Weighted average diluted shares outstanding (5)	85,331,314	84,802,565

Diluted total earnings per share	$0.92	$0.42

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

(In thousands, except per share data)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
FINANCIAL DATA:
Book value per common share	$9.01	$8.72	$8.69	$8.81	$8.77
Tangible book value per share (6)	$8.18	$7.67	$7.62	$7.17	$7.12
Market price per share	$10.57	$13.65	$15.90	$15.05	$15.45

ASSETS UNDER MANAGEMENT AND ADVISORY:
Wealth Management and Trust	$7,602,000	$8,335,000	$7,789,000	$7,831,000	$7,865,000
Affiliate Partners, excluding Anchor and BOS	$8,319,000	$9,388,000	$9,072,000	$8,878,000	$8,920,000
Total assets under management and advisory, excluding Anchor and BOS (7)	$15,921,000	$17,723,000	$16,861,000	$16,709,000	$16,785,000
Assets under management and advisory at Anchor through March 31, 2018	$—	—	—	9,042,000	9,277,000
Assets under management and advisory at BOS through September 30, 2018	$—	$4,714,000	$4,525,000	$4,488,000	$4,434,000
Less: Inter-company relationship	$—	$(7,000)	$(7,000)	$(11,000)	$(11,000)
Total assets under management and advisory, including Anchor and BOS through December 31, 2018	$15,921,000	$22,430,000	$21,379,000	$30,228,000	$30,485,000

FINANCIAL RATIOS:
Total equity/ Total assets	8.88%	8.81%	8.42%	9.49%	9.46%
Tangible common equity/ Tangible assets (6)	8.12%	7.83%	7.46%	7.38%	7.33%
Tier 1 common equity/ Risk weighted assets (6)	11.40%	11.14%	10.90%	10.39%	10.32%
Allowance for loan losses/ Total loans	1.09%	1.09%	1.09%	1.10%	1.15%
Allowance for loan losses/ Nonaccrual loans	536%	608%	469%	445%	523%
Return on average assets - three months ended (annualized)	1.56%	0.84%	0.31%	1.11%	(0.88)%
Return on average common equity - three months ended (annualized) (8)	17.87%	9.67%	3.03%	12.02%	(9.92)%
Return on average tangible common equity - three months ended (annualized) (8)	20.46%	11.37%	3.90%	15.20%	(11.94)%
Efficiency ratio - three months ended (9)	57.14%	67.04%	70.29%	71.46%	68.23%

DEPOSIT DETAIL:
Demand deposits (non-interest bearing)	$1,951,274	$2,001,275	$2,089,373	$1,932,732	$2,025,690
NOW	626,685	568,148	635,841	689,526	645,361
Savings	73,834	72,967	73,675	73,580	70,935
Money market	3,338,892	3,363,062	3,128,211	3,177,692	3,121,811
Certificates of deposit	790,485	763,271	693,079	710,792	646,449
Total deposits	$6,781,170	$6,768,723	$6,620,179	$6,584,322	$6,510,246

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	Average Balance			Interest Income/Expense			Average Yield/Rate
(In thousands)	Three Months Ended			Three Months Ended			Three Months Ended
AVERAGE BALANCE SHEET:	12/31/18	09/30/18	12/31/17	12/31/18	09/30/18	12/31/17	12/31/18	09/30/18	12/31/17
AVERAGE ASSETS
Interest-earning assets:
Cash and investments:
Taxable investment securities	$317,230	$324,583	$345,743	$1,486	$1,510	$1,562	1.87%	1.86%	1.81%
Non-taxable investment securities (10)	301,242	297,710	298,851	2,321	2,256	2,611	3.08%	3.03%	3.50%
Mortgage-backed securities	536,264	552,820	608,508	2,923	2,941	3,125	2.18%	2.13%	2.05%
Short-term investments and other	134,182	204,814	172,656	1,356	1,617	978	3.98%	3.11%	2.23%
Total cash and investments	1,288,918	1,379,927	1,425,758	8,086	8,324	8,276	2.50%	2.41%	2.32%
Loans (11):
Commercial and industrial (10)	1,027,128	998,817	962,159	10,472	9,940	9,603	3.99%	3.89%	3.91%
Commercial real estate (10)	2,402,304	2,475,143	2,369,526	29,078	29,547	26,473	4.74%	4.67%	4.37%
Construction and land (10)	209,475	179,248	131,107	2,590	2,196	1,568	4.84%	4.80%	4.68%
Residential	2,907,446	2,836,593	2,650,014	24,630	23,907	21,248	3.39%	3.37%	3.21%
Home equity	93,656	94,050	105,044	1,148	1,089	1,074	4.86%	4.59%	4.06%
Other consumer	140,591	163,224	177,951	1,481	1,689	1,489	4.18%	4.11%	3.32%
Total loans	6,780,600	6,747,075	6,395,801	69,399	68,368	61,455	4.04%	4.00%	3.79%
Total earning assets	8,069,518	8,127,002	7,821,559	77,485	76,692	69,731	3.79%	3.73%	3.52%
LESS: Allowance for loan losses	75,006	73,861	75,608
Cash and due from banks (non-interest bearing)	53,633	46,056	43,648
Other assets	397,153	392,757	452,744
TOTAL AVERAGE ASSETS	$8,445,298	$8,491,954	$8,242,343
AVERAGE LIABILITIES, RNCI, AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Interest-bearing deposits (12):
Savings and NOW	$649,937	$693,419	$687,172	$377	$301	$148	0.23%	0.17%	0.09%
Money market	3,392,039	3,244,628	3,177,687	9,502	8,110	3,998	1.11%	0.99%	0.50%
Certificates of deposit	784,184	730,117	685,136	3,591	3,076	1,902	1.82%	1.67%	1.10%
Total interest-bearing deposits (12)	4,826,160	4,668,164	4,549,995	13,470	11,487	6,048	1.11%	0.98%	0.53%
Junior subordinated debentures	106,363	106,363	106,363	1,043	1,028	771	3.84%	3.78%	2.84%
FHLB borrowings and other	515,734	768,015	728,374	2,382	3,945	2,767	1.81%	2.01%	1.49%
Total interest-bearing liabilities (12)	5,448,257	5,542,542	5,384,732	16,895	16,460	9,586	1.23%	1.17%	0.70%
Non-interest bearing demand deposits (12)	2,092,070	2,063,642	1,894,924
Payables and other liabilities	154,612	135,508	128,075
Total average liabilities	7,694,939	7,741,692	7,407,731
Redeemable noncontrolling interests	11,046	13,074	21,094
Average shareholders’ equity	739,313	737,188	813,518
TOTAL AVERAGE LIABILITIES, RNCI, AND SHAREHOLDERS’ EQUITY	$8,445,298	$8,491,954	$8,242,343
Net interest income - on a fully taxable equivalent basis (FTE)				$60,590	$60,232	$60,145
LESS: FTE adjustment (10)				593	591	2,873
Net interest income (GAAP basis)				$59,997	$59,641	$57,272
Interest rate spread							2.56%	2.56%	2.82%
Bank only net interest margin							3.02%	2.98%	3.08%
Net interest margin							2.96%	2.93%	3.04%

Average total deposits (12)	6,918,230	6,731,806	6,444,919				0.77%	0.68%	0.37%
Average total deposits and borrowings (12)	7,540,327	7,606,184	7,279,656				0.89%	0.86%	0.52%

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	Average Balance		Interest Income/Expense		Average Yield/Rate
(In thousands)	Year Ended		Year Ended		Year Ended
AVERAGE BALANCE SHEET:	12/31/18	12/31/17	12/31/18	12/31/17	12/31/18	12/31/17
AVERAGE ASSETS
Interest-earning assets:
Cash and investments:
Taxable investment securities	$325,159	$363,760	$6,007	$6,393	1.85%	1.76%
Non-taxable investment securities (10)	298,450	296,117	8,984	10,187	3.01%	3.44%
Mortgage-backed securities	561,929	641,157	12,091	13,391	2.15%	2.09%
Short-term investments and other	164,712	170,017	5,187	3,325	3.15%	1.96%
Total cash and investments	1,350,250	1,471,051	32,269	33,296	2.39%	2.26%
Loans (11):
Commercial and industrial (10)	983,699	981,822	38,607	38,680	3.92%	3.94%
Commercial real estate (10)	2,449,039	2,358,658	112,516	102,030	4.59%	4.33%
Construction and land (10)	181,315	119,530	8,791	5,604	4.85%	4.69%
Residential	2,806,046	2,533,437	92,893	80,236	3.31%	3.17%
Home equity	94,823	109,815	4,320	4,376	4.56%	3.99%
Other consumer	167,139	188,122	6,561	5,989	3.92%	3.18%
Total loans	6,682,061	6,291,384	263,688	236,915	3.95%	3.77%
Total earning assets	8,032,311	7,762,435	295,957	270,211	3.68%	3.48%
LESS: Allowance for loan losses	74,174	77,365
Cash and due from banks (non-interest bearing)	49,282	42,420
Other assets	402,821	440,268
TOTAL AVERAGE ASSETS	$8,410,240	$8,167,758
AVERAGE LIABILITIES, RNCI, AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Interest-bearing deposits (12):
Savings and NOW	$694,674	$688,453	$1,197	$669	0.17%	0.10%
Money market	3,202,616	3,156,305	27,469	13,799	0.86%	0.44%
Certificates of deposit	714,827	653,486	11,180	6,416	1.56%	0.98%
Total interest-bearing deposits (12)	4,612,117	4,498,244	39,846	20,884	0.86%	0.46%
Junior subordinated debentures	106,363	106,363	3,925	2,919	3.69%	2.71%
FHLB borrowings and other	795,050	723,672	14,567	10,206	1.83%	1.41%
Total interest-bearing liabilities (12)	5,513,530	5,328,279	58,338	34,009	1.06%	0.64%
Non-interest bearing demand deposits (12)	1,984,660	1,901,510
Payables and other liabilities	137,323	118,904
Total average liabilities	7,635,513	7,348,693
Redeemable noncontrolling interests	14,859	21,309
Average shareholders’ equity	759,868	797,756
TOTAL AVERAGE LIABILITIES, RNCI, AND SHAREHOLDERS’ EQUITY	$8,410,240	$8,167,758
Net interest income -on a fully taxable equivalent basis (FTE)			$237,619	$236,202
LESS: FTE adjustment (10)			3,053	11,515
Net interest income (GAAP basis)			$234,566	$224,687
Interest rate spread					2.62%	2.84%
Bank only net interest margin					2.98%	3.09%
Net interest margin					2.96%	3.04%

Average total deposits (12)	6,596,777	6,399,754			0.60%	0.33%
Average total deposits and borrowings (12)	7,498,190	7,229,789			0.78%	0.47%

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

(In thousands)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
LOAN DATA (13):
Other commercial and industrial loans:
New England	$503,201	$460,409	$481,081	$444,419	$438,322
San Francisco Bay Area	43,702	41,256	35,220	23,491	23,311
Southern California	76,134	81,549	66,892	63,183	59,359
Total other commercial and industrial loans	$623,037	$583,214	$583,193	$531,093	$520,992
Commercial tax-exempt loans:
New England	$344,079	$330,753	$332,572	$313,955	$305,792
San Francisco Bay Area	96,387	96,775	94,959	95,380	101,340
Southern California	11,205	11,279	11,351	11,422	11,566
Total commercial tax-exempt loans	$451,671	$438,807	$438,882	$420,757	$418,698
Total commercial and industrial loans	$1,074,708	$1,022,021	$1,022,075	$951,850	$939,690
Commercial real estate loans:
New England	$1,022,061	$1,043,494	$1,069,942	$1,046,178	$1,002,092
San Francisco Bay Area	714,449	724,243	739,769	721,871	725,454
Southern California	659,182	631,343	694,810	696,954	712,674
Total commercial real estate loans	$2,395,692	$2,399,080	$2,504,521	$2,465,003	$2,440,220
Construction and land loans:
New England	$153,929	$114,411	$88,068	$79,563	$86,874
San Francisco Bay Area	41,516	40,755	37,783	34,050	27,891
Southern California	44,861	42,358	46,173	51,627	50,225
Total construction and land loans	$240,306	$197,524	$172,024	$165,240	$164,990
Residential loans:
New England	$1,689,318	$1,650,989	$1,643,039	$1,619,856	$1,598,072
San Francisco Bay Area	559,578	554,502	533,394	511,903	512,189
Southern California	700,077	657,388	631,773	605,610	572,272
Total residential loans	$2,948,973	$2,862,879	$2,808,206	$2,737,369	$2,682,533
Home equity loans:
New England	$57,617	$61,291	$61,125	$65,434	$67,435
San Francisco Bay Area	19,722	19,769	17,366	19,314	22,462
Southern California	13,082	12,330	13,310	9,583	10,061
Total home equity loans	$90,421	$93,390	$91,801	$94,331	$99,958
Other consumer loans:
New England	$120,402	$121,685	$145,726	$166,413	$149,022
San Francisco Bay Area	12,663	14,228	14,659	13,569	14,707
Southern California	9,993	9,613	8,111	8,552	13,908
Total other consumer loans	$143,058	$145,526	$168,496	$188,534	$177,637
Total loans:
New England	$3,890,607	$3,783,032	$3,821,553	$3,735,818	$3,647,609
San Francisco Bay Area	1,488,017	1,491,528	1,473,150	1,419,578	1,427,354
Southern California	1,514,534	1,445,860	1,472,420	1,446,931	1,430,065
Total loans	$6,893,158	$6,720,420	$6,767,123	$6,602,327	$6,505,028

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

(In thousands)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
CREDIT QUALITY (13):
Special mention loans:
New England	$31,147	$20,382	$18,515	$33,282	$45,640
San Francisco Bay Area	18,585	18,359	19,255	14,117	23,400
Southern California	28,796	28,665	15,678	15,689	18,134
Total special mention loans	$78,528	$67,406	$53,448	$63,088	$87,174
Accruing classified loans (14):
New England	$10,392	$10,083	$11,493	$8,767	$10,911
San Francisco Bay Area	24,584	24,252	12,766	14,970	11,615
Southern California	19,119	21,045	21,194	21,436	30,826
Total accruing substandard loans	$54,095	$55,380	$45,453	$45,173	$53,352
Nonaccruing loans:
New England	$6,728	$5,131	$7,282	$8,056	$6,061
San Francisco Bay Area	2,488	1,169	1,319	1,442	1,473
Southern California	4,841	5,797	7,050	6,882	6,761
Total nonaccruing loans	$14,057	$12,097	$15,651	$16,380	$14,295
Loans 30-89 days past due and accruing:
New England	$15,961	$9,193	$4,653	$10,571	$19,725
San Francisco Bay Area	2,246	1,651	—	2,251	1,911
Southern California	4,092	763	324	7,554	3,412
Total loans 30-89 days past due and accruing	$22,299	$11,607	$4,977	$20,376	$25,048
Loans (charged-off)/ recovered, net for the three months ended:
New England	$(100)	$232	$(73)	$(285)	$1,020
San Francisco Bay Area	1,804	706	91	67	64
Southern California	15	47	95	169	(273)
Total net loans (charged-off)/ recovered	$1,719	$985	$113	$(49)	$811
Loans (charged-off)/ recovered, net for the year ended:
New England	$(226)				$1,839
San Francisco Bay Area	2,668				3,161
Southern California	326				(666)
Total Net Loans (Charged-off)/ Recovered	$2,768				$4,334

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

FOOTNOTES:

(1)
On December 20, 2017, Boston Private Financial Holdings, Inc. (the “Company”) announced an agreement, effective December 19, 2017, to sell all of its current equity interest in Anchor Capital Advisors LLC, an indirect, majority-owned subsidiary of the Company (“Anchor”), to the management team of Anchor for an upfront cash payment and a non-voting, revenue share participation interest in Anchor.  On April 13, 2018, the Company completed the sale of its ownership interest in Anchor. Anchor’s results remain consolidated in the Company’s results during current and prior periods through the closing date. For presentation purposes, Anchor’s AUM are excluded from current and prior period AUM amounts, but are included in the calculation of Core Fees and Income. The Company classified the assets and liabilities of Anchor as held for sale at March 31, 2018 and December 31, 2017, which are included with Other assets and Other liabilities, respectively, on the Company’s consolidated balance sheet. For regulatory purposes, the goodwill and intangible assets of Anchor will be included in consolidated calculations.

On December 3, 2018, the Company completed the closing of the sale of all of its equity interest in Bingham, Osborn & Scarborough, LLC (“BOS”) to the management team of BOS for an upfront cash payment and a non-voting, limited-duration revenue share participation in BOS. For presentation purposes, BOS' AUM are excluded from current and prior period AUM amounts, but are included in the calculation of Core Fees and Income. For regulatory purposes, the goodwill and intangible assets of BOS will be included in consolidated calculations.

See footnotes 6 and 8, below.

(2)	Total revenue is the sum of Net interest income, Total core fees and income, and Total other income.

(3)
Net income from discontinued operations consists of contingent payments net of expenses related to our divested affiliate, Westfield Capital Management Company, LLC. The Company received its final contingent payment in the first quarter of 2018 related to this affiliate and a tax benefit related to deferred taxes in the fourth quarter of 2018 when annual tax returns were filed.

(4)
Adjustments to Net income attributable to the Company to arrive at Net income attributable to the common shareholders, treasury stock method, as presented in these tables, include decrease/ (increase) in Noncontrolling interests redemption value and dividends paid on preferred stock, if any, including deemed dividends on redemption of the 6.95% Non-Cumulative Perpetual Preferred Stock, Series D (“the Series D preferred stock”). On June 15, 2018, the Company redeemed all $50 million of the outstanding Series D preferred stock.

(5)
When the Company has positive Net income from continuing operations attributable to the common shareholders, the Company adds additional shares to basic Weighted average shares outstanding to arrive at Weighted average diluted shares outstanding for the Diluted earnings per share calculation. These additional shares reflect the assumed exercise, conversion, or contingent issuance of dilutive securities. If the additional shares would result in anti-dilution they would be excluded from the diluted earnings per share calculation. The potential dilutive shares relate to: unexercised stock options, unvested restricted stock and unexercised stock warrants. See Part II. Item 8. “Financial Statements and Supplementary Data - Note 16: Earnings Per Share” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 for additional information.

(6)
The Company uses certain non-GAAP financial measures, such as: Tangible book value per share and the Tangible common equity (“TCE”) to Tangible assets (“TA”) ratio to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.

Reconciliations from the Company’s GAAP Total equity to Total assets ratio to the Non-GAAP TCE to TA ratio, and from GAAP Book value to Non-GAAP Tangible book value are presented below:

The Company calculates Tangible assets by adjusting Total assets to exclude Goodwill and intangible assets.

The Company calculates Tangible common equity by adjusting Total equity to exclude non-convertible Series D preferred stock and exclude Goodwill and intangible assets, net. On June 15, 2018, the Company redeemed all $50 million of the outstanding Series D preferred stock.

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

(In thousands, except share and per share data)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Total balance sheet assets	$8,494,625	$8,375,840	$8,716,203	$8,318,359	$8,311,744
LESS: Goodwill and intangible assets, net *	(69,834)	(89,432)	(90,182)	(138,026)	(138,775)
Tangible assets (non-GAAP)	$8,424,791	$8,286,408	$8,626,021	$8,180,333	$8,172,969
Total shareholders’ equity	$753,954	$738,009	$733,977	$789,503	$785,944
LESS: Series D preferred stock (non-convertible)	—	—	—	(47,753)	(47,753)
LESS: Goodwill and intangible assets, net *	(69,834)	(89,432)	(90,182)	(138,026)	(138,775)
Total adjusting items	(69,834)	(89,432)	(90,182)	(185,779)	(186,528)
Tangible common equity (non-GAAP)	$684,120	$648,577	$643,795	$603,724	$599,416
Total equity/ Total assets	8.88%	8.81%	8.42%	9.49%	9.46%
Tangible common equity/ Tangible assets (non-GAAP)	8.12%	7.83%	7.46%	7.38%	7.33%

Total risk weighted assets **	$6,161,679	$6,057,002	$6,104,586	$5,974,866	$5,892,286
Tier 1 common equity **	$702,728	$674,641	$665,628	$621,084	$607,800
Tier 1 common equity/ Risk weighted assets **	11.40%	11.14%	10.90%	10.39%	10.32%

End of period shares outstanding	83,655,651	84,602,519	84,478,858	84,194,267	84,208,538

Book value per common share	$9.01	$8.72	$8.69	$8.81	$8.77
Tangible book value per share (non-GAAP)	$8.18	$7.67	$7.62	$7.17	$7.12
*     Includes goodwill and intangible assets at an affiliate held for sale at March 31, 2018 and December 31, 2017.
**    Risk weighted assets and Tier 1 common equity for December 31, 2018 are presented based on estimated data.

(7)	Assets under management and advisory have been reduced to exclude those assets managed or advised by Anchor and BOS for periods when Anchor and BOS were owned by the Company.

(8)
The Company uses certain non-GAAP financial measures, such as: Return on average common equity and Return on average tangible common equity to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.

Reconciliations from the Company’s GAAP Return on average equity ratio to the non-GAAP Return on average common equity ratio, and the non-GAAP Return on average tangible common equity ratio are presented below:

The Company annualizes income data based on the number of days in the period presented and a 365 day year. The Company calculates Average common equity by adjusting Average equity to exclude Average preferred equity. The Company calculates Average tangible common equity by adjusting Average equity to exclude Average goodwill and intangible assets, net and Average preferred equity.

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	Three Months Ended
(In thousands)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Total average shareholders’ equity	$739,313	$737,188	$775,949	$784,025	$813,518
LESS: Average Series D preferred stock (non-convertible)	—	—	(39,881)	(47,753)	(47,753)
Average common equity (non-GAAP)	739,313	737,188	736,068	736,272	765,765
LESS: Average goodwill and intangible assets, net *	(83,153)	(89,830)	(102,533)	(138,451)	(157,978)
Average tangible common equity (non-GAAP)	$656,160	$647,358	$633,535	$597,821	$607,787

Net income/ (loss) attributable to the Company	$33,302	$17,962	$6,434	$22,686	$(18,280)
LESS: Dividends on Series D preferred stock	—	—	(869)	(869)	(869)
Common net income/ (loss) (non-GAAP)	33,302	17,962	5,565	21,817	(19,149)
ADD: Amortization of intangibles, net of tax (35% in 2017, 21% in 2018)	537	593	592	593	860
Tangible common net income/ (loss) (non-GAAP)	$33,839	$18,555	$6,157	$22,410	$(18,289)

Return on average equity - (annualized)	17.87%	9.67%	3.33%	11.73%	(8.91)%
Return on average common equity - (annualized) (non-GAAP)	17.87%	9.67%	3.03%	12.02%	(9.92)%
Return on average tangible common equity - (annualized) (non-GAAP)	20.46%	11.37%	3.90%	15.20%	(11.94)%

	Year Ended
(In thousands)	December 31, 2018	December 31, 2017
Total average shareholders’ equity	$759,868	$797,756
LESS: Average Series D preferred stock (non-convertible)	(21,718)	(47,753)
Average common equity (non-GAAP)	738,150	750,003
LESS: Average goodwill and intangible assets, net *	(88,631)	(164,530)
Average tangible common equity (non-GAAP)	$649,519	$585,473

Net income attributable to the Company	$80,384	$40,591
LESS: Dividends on Series D preferred stock	(1,738)	(3,475)
Common net income (non-GAAP)	78,646	37,116
ADD: Amortization of intangibles, net of tax (35% in 2017, 21% in 2018)	2,314	3,641
Tangible common net income (non-GAAP)	$80,960	$40,757

Return on average equity	10.58%	5.09%
Return on average common equity (non-GAAP)	10.65%	4.95%
Return on average tangible common equity (non-GAAP)	12.46%	6.96%

*     Includes goodwill and intangible assets at an affiliate held for sale at March 31, 2018 and December 31, 2017.

(9)
The Company uses certain non-GAAP financial measures, such as: Pre-tax, pre-provision income, Total operating expenses excluding amortization of intangibles, goodwill impairment, and restructuring expense, if any, and the Efficiency ratio to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.

Reconciliations from the Company’s GAAP Income from continuing operations before income taxes to non-GAAP Pre-tax, pre-provision income; from GAAP Total operating expense to non-GAAP Total operating expense excluding amortization of intangibles, goodwill impairment, and restructuring, if any; and from GAAP Efficiency ratio to Non-GAAP Efficiency ratio (FTE basis), excluding amortization of intangibles, goodwill impairment, and restructuring, if any, are presented below:

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	Three Months Ended
(In thousands)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Income before income taxes (GAAP)	$42,192	$24,347	$24,803	$28,064	$3,400
ADD BACK: Provision/ (credit) for loan losses	93	(949)	453	(1,795)	(942)
Pre-tax, pre-provision income (non-GAAP)	$42,285	$23,398	$25,256	$26,269	$2,458

Total operating expense (GAAP)	$63,557	$68,557	$64,384	$70,857	$93,989
Less: Amortization of intangibles	680	750	749	750	1,323
Less: Goodwill impairment	—	—	—	—	24,901
Less: Restructuring	2,065	5,763	—	—	—
Total operating expense (excluding amortization of intangibles, restructuring, and goodwill impairment) (non-GAAP)	$60,812	$62,044	$63,635	$70,107	$67,765

Net interest income	$59,997	$59,641	$57,545	$57,383	$57,272
Total core fees and income	28,691	31,592	31,897	39,435	40,189
Gain/ (loss) on sale of affiliates	18,142	—	—	—	(1,264)
Total other income	(988)	722	198	308	250
Total revenue	105,842	91,955	89,640	97,126	96,447
FTE income	593	591	895	974	2,873
Total revenue (FTE basis)	$106,435	$92,546	$90,535	$98,100	$99,320
Efficiency ratio (GAAP)	60.05%	74.55%	71.83%	72.95%	97.45%
Efficiency ratio, FTE Basis excluding amortization of intangibles, restructuring, and goodwill impairment (non-GAAP)	57.14%	67.04%	70.29%	71.46%	68.23%

	Year Ended
(In thousands)	December 31, 2018	December 31, 2017
Income before income taxes (GAAP)	$119,406	$86,385
ADD BACK: Provision/ (credit) for loan losses	(2,198)	(7,669)
Pre-tax, pre-provision income (non-GAAP)	$117,208	$78,716

Total operating expense (GAAP)	$267,355	$299,936
Less: Amortization of intangibles	2,929	5,601
Less: Goodwill impairment	—	24,901
Less: Restructuring	7,828	—
Total operating expense (excluding amortization of intangibles, restructuring, and goodwill impairment) (non-GAAP)	$256,598	$269,434

Net interest income	$234,566	$224,686
Total core fees and income	131,615	152,802
Gain/ (loss) on sale of affiliates	18,142	(1,264)
Total other income	240	2,428
Total revenue	384,563	378,652
FTE income	3,053	11,515
Total revenue (FTE basis)	$387,616	$390,167
Efficiency ratio (GAAP)	69.52%	79.21%
Efficiency ratio, FTE Basis excluding amortization of intangibles, restructuring, and goodwill impairment (non-GAAP)	66.20%	69.06%

(10)	Interest income on Non-taxable investments and loans are presented on an FTE basis using the federal statutory rate of 35% in 2017 and 21% in 2018 for each respective period presented.

(11)	Average loans includes Loans held for sale and Nonaccrual loans.

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

(12)
Average total deposits is the sum of Average total interest-bearing deposits and Average non-interest bearing demand deposits. Average total deposits and borrowings is the sum of Average total interest-bearing liabilities and Average non-interest bearing demand deposits.

(13)	The concentration of the Private Banking loan data and credit quality is primarily based on the location of the lender’s regional offices.

(14)
Accruing classified loans include loans that are classified as substandard but are still accruing interest income. Boston Private Bank & Trust Company may classify a loan as substandard where known information about possible credit problems of the related borrowers causes management to have doubts as to the ability of such borrowers to comply with the present repayment terms and which may result in disclosure of such loans as nonaccrual at some time in the future.

(15)
The Company uses certain non-GAAP financial measures, such as: Net interest income excluding interest recovered on previous nonaccrual loans and Net interest margin excluding interest recovered on previous nonaccrual loans, also referred to as Core net interest margin, to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.

Reconciliations from the Company’s GAAP Net interest income to non-GAAP Net interest income excluding interest recovered on previous nonaccrual loans; and from GAAP Net interest margin to non-GAAP Net interest margin excluding interest recovered on previous nonaccrual loans, are presented below:

	Three Months Ended
(In thousands)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Net interest income (GAAP basis)	$59,997	$59,641	$57,545	$57,383	$57,272
LESS: Interest recovered while loans on nonaccrual status	986	986	—	80	429
Net interest income, excluding interest recovered while loans on nonaccrual status (non-GAAP) - also referred to as Core net interest income (non-GAAP)	59,011	58,655	57,545	57,303	56,843
ADD: FTE income	593	591	895	974	2,873
Net interest income, FTE basis, excluding interest recovered while loans on nonaccrual status(non-GAAP) - also referred to as Core net interest income, FTE basis (non-GAAP)	59,604	59,246	58,440	58,277	59,716

Net interest margin (FTE basis)	2.96%	2.93%	2.89%	2.95%	3.04%
Net interest margin, FTE basis, excluding interest recovered while loans on nonaccrual status (non-GAAP) - also referred to as Core net interest margin (FTE basis)	2.92%	2.88%	2.89%	2.94%	3.02%
Net interest margin, non-FTE basis, excluding interest recovered while loans on nonaccrual status (non-GAAP) - also referred to as Core net interest margin (non-FTE basis) (non-GAAP)	2.90%	2.85%	2.85%	2.90%	2.87%

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

(16)
The Company uses certain non-GAAP financial measures, such as: Net income attributable to the Company excluding notable items and Diluted earnings per share excluding notable items to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.

Reconciliations from the Company’s GAAP Net income attributable to the Company to non-GAAP Net income attributable to the Company excluding notable items and from GAAP Diluted earnings per share to non-GAAP Diluted earnings per share excluding notable items are presented below:

	Three Months Ended
(In thousands, except share and per share data)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Net income/ (loss) attributable to the Company (GAAP)	$33,302	$17,962	$6,434	$22,686	$(18,280)
LESS: Gain/ (loss) on sale of affiliates	18,142	—	—	—	(1,264)
ADD BACK: Anchor divestiture legal expense	—	—	—	—	400
ADD BACK: Impairment of goodwill	—	—	—	—	24,901
ADD BACK: Information services *	(441)	—	441	—	—
ADD BACK: Restructuring	2,065	5,763	—	—	—
ADD BACK: Tax adjustments **	3,170	—	12,706	—	12,880
Tax effect at statutory rate (35% in '17, 21% in '18) ***	(341)	(1,210)	(93)	—	(582)
Net income attributable to the Company excluding notable items (non-GAAP)	$19,613	$22,515	$19,488	$22,686	$20,583

Net income/ (loss) attributable to the common shareholders, treasury stock method (GAAP)	$35,996	$17,133	$2,910	$22,663	$(20,278)
ADD BACK: Deemed dividend due to redemption of Series D preferred stock	—	—	2,247	—	—
LESS: Gain/ (loss) on sale of affiliates	18,142	—	—	—	(1,264)
ADD BACK: Anchor divestiture legal expense	—	—	—	—	400
ADD BACK: Impairment of goodwill	—	—	—	—	24,901
ADD BACK: Information services *	(441)	—	441	—	—
ADD BACK: Restructuring	2,065	5,763	—	—	—
ADD BACK: Tax adjustments **	3,170	—	12,706	—	12,880
Tax effect at statutory rate (35% in '17, 21% in '18) ***	(341)	(1,210)	(93)	—	(582)
Net income attributable to the common shareholders, treasury stock method, excluding notable items (non-GAAP)	$22,307	$21,686	$18,211	$22,663	$18,585

Weighted average diluted shares outstanding (GAAP)	84,863,779	85,498,568	85,413,575	85,271,650	82,904,776
Weighted average diluted shares outstanding, excluding notable items (non-GAAP) ****	84,863,779	85,498,568	85,413,575	85,271,650	85,196,760

Diluted total earnings/ (loss) per share (GAAP)	$0.42	$0.20	$0.03	$0.27	$(0.24)
Diluted total earnings per share, excluding notable items (non-GAAP)	$0.26	$0.25	$0.21	$0.27	$0.22

Average common equity (non-GAAP)	$739,313	$737,188	$736,068	$736,272	$765,765
Average tangible common equity (non-GAAP)	$656,160	$647,358	$633,535	$597,821	$607,787
Return on average common equity - (annualized), excluding notable items (non-GAAP)	10.52%	12.12%	10.15%	12.02%	10.21%
Return on average tangible common equity - (annualized), excluding notable items (non-GAAP)	12.18%	14.16%	12.16%	15.20%	13.43%

Pre-tax, pre-provision income (non-GAAP)	$42,285	$23,398	$25,256	$26,269	$2,458
LESS: Gain/ (loss) on sale of affiliates	18,142	—	—	—	(1,264)
ADD BACK: Anchor divestiture legal expense	—	—	—	—	400
ADD BACK: Impairment of goodwill	—	—	—	—	24,901
ADD BACK: Information services *	(441)	—	441	—	—
ADD BACK: Restructuring	2,065	5,763	—	—	—
Pre-tax, pre-provision income, excluding notable items (non-GAAP)	$25,767	$29,161	$25,697	$26,269	$29,023

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

*
In the fourth quarter of 2018, $0.4 million of Information services expense was reclassified to Restructuring expense in conjunction with the Company's formal restructuring plan announced in the fourth quarter of 2018.

**
Additional tax expense in the fourth quarter of 2017 relates to the revaluation of the Company’s deferred tax asset (“DTA”), deferred tax liability (“DTL”) and Low Income Housing Tax Credit (“LIHTC”) investments as a result of the Tax Cuts and Jobs Act, while additional expense in the second quarter of 2018 relates to the tax impact of the April 2018 completion of the sale of Anchor and additional expense in the fourth quarter of 2018 relates to the completion of the sale of BOS.

***     Due to the nature of the goodwill related to Anchor, no tax effect is applied to the goodwill impairment in the fourth quarter of 2017.

****
For the fourth quarter of 2017, Weighted average diluted shares outstanding include the dilutive effects when the excluded notable items move net income/ (loss) attributable to the common shareholders from a net loss to a net income position.

(17)
The Company uses certain operating basis financial measures, which are non-GAAP financial measures to provide information for investors to effectively analyze trends of ongoing business activities and to enhance comparability with peers across the financial sector.
Reconciliations from the Company’s GAAP financial measures to non-GAAP operating basis financial measures are presented below.

	Three Months Ended			Year Ended
	December 31, 2018			December 31, 2018
(In thousands, except share and per share data)	GAAP or Reported Value	Notable Items	Operating Basis (Non-GAAP)	GAAP or Reported Value	Notable Items	Operating Basis (Non-GAAP)
Total revenue	$105,842	$(18,142)	$87,700	$384,563	$(18,142)	$366,421
Total operating expense	63,557	(1,624)	61,933	267,355	(7,828)	259,527
Pre-tax, pre-provision income	42,285	(16,518)	25,767	117,208	(10,314)	106,894
Income before income taxes	42,192	(16,518)	25,674	119,406	(10,314)	109,092
Income tax expense	8,651	(2,829)	5,822	37,537	(14,232)	23,305
Net income/ (loss) attributable to the Company	33,302	(13,689)	19,613	80,384	3,918	84,302
Net income/ (loss) attributable to the Common Shareholders	35,996	(13,689)	22,307	78,702	3,918	82,620

Weighted average diluted shares outstanding	84,863,779	84,863,779	84,863,779	85,331,314	85,331,314	85,331,314
Diluted total Earnings/ (Loss) Per Share	$0.42	$(0.16)	$0.26	$0.92	$0.05	$0.97

Average Common Equity	739,313		739,313	738,150		738,150
Return on Average Common Equity	17.87%		10.52%	10.65%		11.19%

Average Tangible Common Equity	656,160		656,160	649,519		649,519
Return on Average Tangible Common Equity	20.46%		12.18%	12.46%		13.07%

Effective Tax Rate on Continuing Operations	20.5%		22.7%	31.4%		21.4%

nm not meaningful